Exhibit 5.1

12531 HIGH BLUFF DRIVE SUITE 100 SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA,
ORANGE COUNTY, DENVER
SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

June 19, 2009

Inovio Biomedical Corporation
11494 Sorrento Valley Road
San Diego, California 92121
Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Inovio Biomedical Corporation, a Delaware corporation (the “Company”), of a Post-Effective Amendment on Form S-3 to Form S-4 Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended, pursuant to which the Company is offering warrants (the “Warrants”) to purchase up to 4,923,406 shares of the Company’s common stock (the “Warrant Shares”).

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Warrant Shares.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP